Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 29, 2017 in this Registration Statement on Form S-8 pertaining to the TOMI Environmental Solutions, Inc. 2016 Equity Incentive Plan with respect to the consolidated financial statements of TOMI Environmental Solutions, Inc. and Subsidiaries for the year ended December 31, 2016 included in its Annual Report on Form 10-K (SEC file no. 000-09908) for the year then ended, filed with the Securities and Exchange Commission on March 29, 2017.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
October 31, 2017